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                  ALLSTATE LIFE INSURANCE COMPANY

                        ALLSTATE PLAZA WEST G5C

                            3075 SANDERS ROAD

                        NORTHBROOK, ILLLNOIS 60062

September ____, 2000

Ag-Chem Equipment Co., Inc.
5720 Smetana Drive
Minnetonka, MN 55343-9688

         Re:   Allstate Loan No. 121873
               Brenwood I, II, III & IV
               5720, 5700, 5640, 5620 Smetana Drive (the "Property") Minnetonka, MN 55343-9688

Gentlemen:

         Reference is made to our Commitment dated July 20, 2000 (the "Commitment") with respect to a $9,000,000.00 Loan (the "Loan") to be secured by a first Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (the "Mortgage") encumbering the Property. Any capitalized terms not otherwise defined in this letter agreement (the "Letter Agreement") shall have the same meaning as contained in the Mortgage.

         In consideration of your execution and delivery of the documents evidencing, securing or otherwise pertaining to the Loan (the "Allstate Loan Documents"), you (the "Borrower") and we ("Allstate") hereby agree as follows:

         1. Related Agreement. This Letter Agreement shall constitute a Related Agreement.

         2. Impounds. With regard to the provisions contained in Section 1.06 of the Mortgage requiring Borrower to deposit 1/12 of the annual amounts of real estate taxes, regular and special assessments and insurance premiums, Allstate hereby agrees to defer collection of such monthly deposits for so long as (a) Borrower is the sole fee simple owner of the Property; (b) no Event of Default exists under the Allstate Loan Documents and no condition or event exists which with notice, the passage of time, or both, would constitute an Event of Default; and (c) at Allstate's election, Borrower either pays for a tax reporting service or Borrower promptly and consistently furnishes evidence that taxes and insurance premiums are being currently paid.

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         3. Earthquake Insurance. With regard to the provisions contained in
Section 1.02 of the Mortgage requiring Borrower obtain earthquake insurance coverage on the Property, Allstate hereby agrees to waive such requirement until such time as such coverage is available at commercially reasonable rates and in Allstate's reasonable opinion such coverage is generally required by other institutional lenders.

         4. Right to Change Ownership Interests in Borrower. (a) Notwithstanding the 12 provisions contained in Section 1.08 of the Mortgage, Borrower shall have a one time right, provided there is no default or an event which, with notice or the passage of time, or both, could result in a default by Borrower under the Allstate Loan Documents, to assign, sell or transfer all of the Property (the "Permitted Transfer") to a party with experience, satisfactory to Allstate, in managing property similar to the Property and whose financial condition is satisfactory to Allstate ("Permitted Transferee"). The Permitted Transfer shall be further conditioned upon: (i) the payment by Borrower to Allstate of a transfer fee equal to 1% of the outstanding principal balance of the Note; (ii) the reimbursement of all of Allstate's expenses, including legal fees, incurred in connection with the Permitted Transfer; (iii) the Permitted Transferee and such general partners or principals of Permitted Transferee as Allstate may request, assuming, in form and substance satisfactory to Allstate, all obligations of Borrower under the Allstate Loan Documents, including, without limitation, the Environmental Indemnity Agreement and the Recourse Indemnity Agreement, with the same degree of recourse liability as Borrower and subject to the same exculpatory provisions; (iv) Allstate's receipt of a title policy complying with the requirements of the Commitment, updated to the date of the Permitted Transfer, evidencing that such Permitted Transfer will not adversely affect Allstate's first and prior lien on the Property or any other rights or interests granted to Allstate under the Allstate Loan Documents; (v) Allstate's receipt of opinions of counsel acceptable to Allstate that all previous opinions pertaining to Borrower are true with respect to the Permitted Transferee and the Permitted Transferee has duly assumed the Allstate Loan Documents, and same are valid and enforceable against Permitted Transferee and the Property; and that Borrower has the requisite power and authority to properly transfer the Property; (vi) the Property having maintained a Debt Coverage Ratio of not less than 175% for the 12-month period ending 30 days before the date of the Permitted Transfer and the Property having a projected Debt Coverage Ratio for the next 12 months based on the most recently approved and certified financial statements and annual rent roll of not less than 175%; (vii) the Pernuitted Transferee paying to Borrower at least a 50% cash down payment on the date of the Permitted Transfer; (viii) Allstate's receipt and approval of the purchase and sale contract and copies of the proposed transfer documentation; (ix) Allstate's receipt and approval of the Permitted Transferee's resume and financial statements; and (x) Allstate's receipt and approval of an updated MAI appraisal by an appraiser satisfactory to Allstate (prepared at Borrower's expense) specifically confirming a loan to value ratio of no more than 50%.

         Net Operating Income shall be certified to be true and correct by the managing general partner, manager, or chief financial officer of Borrower.

         (b) Notwithstanding the provisions contained in Section 1.08 of the Mortgage, Borrower shall have a one-time right, provided there is no default or an event which, with

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notice or the passage of time, or both, could result in a default by Borrower under the Allstate Loan Documents, to assign, sell or transfer all of the Property (the "Permitted Affiliated Transfer") to a special purpose entity controlled by Alvin E. McQuinn and at least 51% owned by Alvin E. McQuinn and/or the immediate family member of Alvin E. McQuinn including lineal descendants and officers or employees of the Borrower and said entity shall be organized for the purpose of owning and operating the Property ("Permitted Affiliated Transferee"). The Permitted Affiliated Transfer shall be further conditioned upon: (i) the payment by Borrower to Allstate of a $1,500 transfer fee; (ii) the reimbursement of all of Allstate's expenses, including legal fees, incurred in connection with the Permitted Affiliated Transfer; (iii) the Permitted Affiliated Transferee and its general partners or managing members assuming, in form and substance satisfactory to Allstate, all obligations of Borrower under the Allstate Loan Documents, including, without limitation, the Environmental Indemnity Agreement and Recourse Indemnity Agreement, with the same degree of recourse liability as Borrower and subject to the same exculpatory provisions;
(iv) Allstate's receipt of a title policy complying with requirements of the Commitment, updated to the date of the Permitted Affiliated Transfer, evidencing that such Permitted Affiliated Transfer will not adversely affect Allstate's first and prior lien on the Property or any other rights or interests granted to Allstate under the Allstate Loan Documents; and (v) Allstate's receipt of opinions of counsel acceptable to Allstate that all previous opinions pertaining to Borrower are true with respect to the Permitted Affiliated Transferee and the Permitted Affiliated Transferee has duly assumed the Allstate Loan Documents, and same are valid and enforceable against Permitted Affiliated Transferee and the Property and that Borrower has the requisite power and authority to properly transfer the Property.

         5. Rights Personal to Borrower. The rights granted to Borrower in this Letter Agreement shall be personal to Borrower and shall not inure to the benefit of any subsequent owner of the Property. In the event Allstate transfers all or any part of the Loan or any interest in the Allstate Loan Documents to any other person or entity, Allstate agrees to notify such transferee(s) of the existence of this Letter Agreement and the fact that it is binding upon Allstate's successors and assigns by delivering such transferee(s) a true, correct and complete copy of this Letter Agreement concurrently with such transfer accompanied by a letter of transmittal from Allstate advising such transferee(s) of the binding nature of the provisions of this Letter Agreement. Allstate will send a copy of its letter of transmittal and the enclosure to Borrower, and Borrower's name will be shown on the face of the original letter of transmittal as an addressee thereof.

                                                 Very truly yours,

                                                 ALLSTATE LIFE INSURANCE COMPANY

                                                 By:
                                                      --------------------------

                                                 By:
                                                      --------------------------
                                                 Its  Authorized Signatories

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Accepted and agreed:

AG-CHEM EQUIPMENT CO., INC.

By:  /s/ John C. Retherford
     -------------------------------
     John C. Retherford
Its: Senior Vice President and Chief Financial Officer

Date: September ___, 2000

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